EXHIBIT 10.1

Interups Inc.
Consolidated Unaudited P&L Statement
For the Fiscal Year Ended May 31, 2020 & 2021 and Quarter Ended August 31, 2021

Description	FY 19/20	FY 20/21	Quarter Ending on 8/31/2021
Operating Revenue:
Business Income (Consolidated)	$ 139,992,000	$ 452,000,000	$ 118,650,000
Operating Expenses:
Consulting & Service Fees - Related Parties	$ 3,462,143	$ 3,337,143	$ 785,714
Consulting & Service Fees - Other	$ 22,792	$ 39,440	$ 5,000
Legal & Related Service Fee	$ -	$ 38,676	$ -
Professional Fees	$ 16,200	$ 1,375	$ 1,800
Professional Fees (India)	$ 308,100	$ 1,204,780	$ 332,067
General & Administrative Expenses	$ 3,362	$ 3,270	$ 147
General & Administrative Expenses (India)	$ 1,246,858	$ 4,327,735	$ 1,192,832
Bank Service Fees	$ 5,405	$ 3,469	$ 509
Bank Service Fees (India)	$ 9,385	$ 31,817	$ 8,770
IT Expenses	$ 3,344	$ 2,792	$ 663
IT Expenses (India)	$ 122,360	$ 1,115,071	$ 307,341
Office Expenses	$ 26,578	$ 298	$ -
Office Expenses (India)	$ 1,314,052	$ 4,294,753	$ 1,183,741
Travel & Accommodation Expenses	$ 72,550	$ 103,726	$ 8,907
Travel & Accommodation Expenses (India)	$ 1,685,322	$ 5,441,493	$ 1,499,812
Rent Expenses	$ -	$ 3,758,079	$ 1,658,250
Other Business Expense	$ 149,210	$ 194,554	$ 16
Other Business Expense (India)	$ 801,695	$ 2,723,477	$ 750,658
Operating Profit / (Loss)	$ 130,742,645	$ 425,378,052	$ 110,913,773
Miscellaneous Income	$ -	$ -	$ 35,750
Profit (Loss) Before Interest & Taxes	$ 130,742,645	$ 425,378,052	$ 110,949,523
Gains/(Losses) on Currency Fluctuations	$ 34,616	$ 184,467	$ 49,391
Interest Expense (India)	$ 36,969	$ 132,864	$ 34,877
Interest Expense	$ 72,822	$ 71,126	$ 17,834
Profit (Loss) Before Tax:	$ 130,667,470	$ 425,358,528	$ 110,931,689
Taxes Provision @ 25%	$ 27,440,169	$ 89,325,291	$ 23,295,655
Net Profit/Loss	$ 103,227,301	$ 336,033,237	$ 87,636,034
Earnings Per Share - Basic (Annualized)	$ 14.96	$ 48.70	$ 50.80
Earnings Per Share - Post-Diluted	$ 14.80	$ 20.00	$ 20.87
Post-Diluted Share Volume	6.975M	16.8M	16.8M

Interups Inc.
Consolidated Unaudited Balance Sheet
As of May 31, 2020 & 2021 and As of the Quarter Ended on August 31, 2021

Description	FY 19/20 End	FY 20/21 End	8/31/2021
Assets
Cash & Cash Equivalents	$ -	$ 4,362	$ 155
Cash & Cash Equivalents (india)	$ 239,278	$ 1,064,570	$ 1,357,992
Receivables	$ -	$ -	$ -
Receivables (India)	$ 139,750,369	$ 587,701,456	$ 703,752,551
Prepaid Expenses	$ 0	$ 276,000	$ 1,007,500
Total Assets	$ 139,989,647	$ 589,046,389	$ 706,118,199
Liabilities
Accounts Payable & Accrued Liabilities	$ 1,472,969	$ 2,360,527	$ 2,385,160
Accounts Payable & Accrued Liabilities (India)	$ 5,487,772	$ 24,944,229	$ 30,303,718
Provision for Taxes	$ 27,440,169	$ 116,765,460	$ 140,061,114
Dues to Related Parties	$ 11,142,557	$ 13,422,706	$ 14,178,704
Loans Payable	$ 832,350	$ 822,350	$ 822,350
Total Liabilities	$ 46,375,817	$ 158,315,271	$ 187,751,047
Stockholders' Defecit
Common Stock @ Par Value of 0.001 per share; 75,000,000 shares authorized; 6,900,000 issued & outstanding.	$ 6,900	$ 6,900	$ 6,900
Additional Paid-In Capital	$ 40,437	$ 40,437	$ 40,437
Common Stock Issuable - Client/Investor/Other Credit	$ 75	$ 75	$ 75
Common Stock Equity Investment - Reg S & D - shares to be issued	$ 1,383,024	$ 2,467,074	$ 2,467,074
Retained Earnings - P/L for Current Financial Period	$ 103,227,301	$ 336,033,237	$ 87,636,034
Retained Earnings / (Deficit Accumulated)	$ (11,043,907)	$ 92,183,394	$ 428,216,631
Total Stockholders' Equity	$ 93,613,830	$ 430,731,117	$ 518,367,152
Total Liabilities & Stockholders' Equity	$ 139,989,647	$ 589,046,389	$ 706,118,199

Interups Inc.
Consolidated Unaudited Cash Flow Statement
For the Fiscal Year Ended May 31, 2020 & 2021 and Quarter Ended August 31, 2021

Description	FY 19/20	FY 20/21	Quarter Ending on 8/31/2021
Cash - Beginning of Period	$ 0	$ (0)	$ 4,362
Cash - Beginning of Period (India)	$ -	$ 239,278	$ 1,064,570
Cash Flow from Operating Activities:
Net Profit/Loss for the Period	$ 103,227,301	$ 336,033,237	$ 87,636,034
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in Operating Assets and Liabilities:
Prepaid Expenses	$ (0)	$ (276,000)	$ (731,500)
Accounts Payable and Accrued Liabilities	$ 5,554,612	$ 20,140,024	$ 5,331,412
Provision for Taxes	$ 27,440,169	$ 89,325,291	$ 23,295,655
Due to Related Parties	$ 3,305,390	$ 2,280,149	$ 755,998
Accounts Receivable	$ (139,750,369)	$ (447,951,087)	$ (116,051,096)
Interest	$ 109,791	$ 203,990	$ 52,710
Common Stock Issuable	$ -	$ -	$ -
Net Cash Flow Used In Operating Activities	$ (113,107)	$ (244,396)	$ 289,215
Cash Flow From Financing Activities:
Proceeds
Net Proceeds from Common Stock Equity Investments - Reg S & D - Shares to be issued	$ 389,985	$ 1,084,050	$ -
Net Proceeds from Related Parties	$ -	$ -	$ -
Net Proceeds from Loans Payable	$ (37,600)	$ (10,000)	$ -
Net Cash Provided By Financing Activities	$ 352,385	$ 1,074,050	$ -
Net Cash Flow	$ 239,278	$ 829,655	$ 289,215
Cash - End of Period	$ 239,278	$ 1,068,933	$ 1,358,147